UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                             November 25, 1997
                             (Date of report)



                    AMERICAN RESTAURANT PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)


                                 Delaware
                      (State or other jurisdiction of
                      incorporation or organization)

       1-9606                                          48-1037438
(Commission File Number)                           (I.R.S. Employer
                                                  Identification No.)


555 North Woodlawn, Suite 3102
Wichita, Kansas                                             67208
(Address of principal executive offices)                  (Zip-Code)


 Registrant's telephone number, including area code  (316) 684-5119





ITEM 5.  OTHER EVENTS
---------------------
The Registrant issued the following letter, including the attached press releases, to its unitholders on November 21, 1997:


TO OUR PARTNERS:

As  we  have  previously reported, the Revenue  Act  of  1987  added
Section 7704 to the Internal Revenue Code which requires that publicly traded limited partnerships ("PTLPs") be taxed as corporations beginning January 1, 1998. I.R.C. Section 7704 defines a PTLP as any partnership in which interests of the partnership are traded on "an established securities market" or "readily traded on a secondary market (or the substantial equivalent thereof)". ARP is considered a PTLP because it traded on the American Stock Exchange. After January 1, 1998, any partnership classified as a PTLP under I.R.C. Section 7704, including ARP, would pay income tax on its income and its partners would also pay tax on distributions received by them. This double taxation would substantially increase the total taxation of ARP's distributed income.

For the past three years we have worked with a coalition of PTLP's to lobby vigorously to have this January 1, 1998 deadline extended indefinitely. Unfortunately, we were unsuccessful in our efforts.

For the past year, we have examined numerous alternatives that would alleviate being classified as a PTLP and thereby avoid double taxation. Ultimately, we faced a choice of either continuing having a ready trading market for our units and being subject to the double income tax or restructuring the trading market for the units and preserving our partnership income taxation; we cannot have both. Based on our research, we believe it is in the best interest of the partners for ARP to remain taxed as a partnership.

As discussed above, there are two requirements ARP must satisfy in order to avoid being classified as a PTLP and being taxed as a corporation. First, ARP must delist from the American Stock Exchange to avoid trading on "an established securities market". Second, ARP must limit the trading of its units in a taxable year to less than 5% of all of the interests in ARP not owned by the general partners or their affiliates (approximately 53,000 units) so that its units will not be considered "readily traded on a secondary market".

As described in the accompanying press release, on November 12 we filed an application with the American Stock Exchange ("AMEX") to delist our units in late December. The AMEX asked us to release the accompanying press release on November 13 and they suspended trading of ARP's units for the day while the market digested the information contained in the press release. The AMEX told us trading would resume sometime on November 14. On November 14, the AMEX called to inform us they were permanently suspending trading of our units on the AMEX. We have yet to receive a satisfactory explanation from AMEX as to the reason for this permanent suspension. We have also attached a press release announcing this permanent suspension. We have also applied to the Securities and Exchange Commission to withdraw the listing of the units from the AMEX.

ARP will invoke a provision in its partnership agreement whereby we will not recognize transfers of units that would cause ARP to be taxed as a corporation. After December 31, ARP will recognize transfers up to a maximum of 4.9% of the units not owned by the general partners or their affiliates (approximately 52,200 units) each taxable year. Effective November 20, 1997 through the remainder of 1997, ARP's units will be quoted in the National Quotation Bureau's Pink Sheets under the symbol ACNR. Your broker will be able to obtain the latest quotes. We are consulting tax counsel regarding the impact on the partnership's tax classification of trading in the Pink Sheets after December 31, 1997.

Effective January 2, 1998 ARP will establish a "qualified matching service" as provided in the Treasury Regulations as an additional means for unitholders to exchange their units. This would permit ARP to match requests by unitholders to sell units ("selling partner") with requests by others to purchase units ("potential buyers"). To comply with the Treasury Regulations, the selling partner cannot enter into a binding agreement to sell units until the 15th calendar day after the date information regarding the offering of the units for sale is made available to potential buyers. The closing of the sale cannot occur prior to the 45th calendar day after the date information regarding the offering of the units for sales is made available to potential buyers. Because of the new restrictions on trading, we have discontinued our dividend reinvestment plan effective immediately. Unitholders will be able to participate in this matching service by calling ARP's corporate office.

ARP  will  continue  to  furnish to the Unitholders  annual  reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year for as long as the Partnership remains a reporting company under the Securities Exchange Act of 1934. ARP will also continue to file Forms 10-Q and 10-K with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934.

If you have any questions about your investment, you may contact Terry Freund, our Chief Financial Officer at (316) 684-5119.




FINANCIAL NEWS RELEASE
----------------------
For Immediate Release              Contact: Terry Freund
November 13,  1997                          Chief Financial Officer
Wichita, Kansas                             (316) 684-5119


      AMERICAN RESTAURANT PARTNERS, L.P. ANNOUNCES APPLICATION
         TO WITHDRAW FROM LISTING ON AMERICAN STOCK EXCHANGE
--------------------------------------------------------------------
American Restaurant Partners, L.P. (ASE: RMC), a Delaware limited partnership that operates 64 Pizza Hut restaurants, today announced that it has filed an application with the American Stock Exchange ("Exchange") and intends to file an application with the Securities and Exchange Commission to withdraw from listing on the Exchange the Class A Units ("Units") of American Restaurant Partners, L.P. ("ARP"). ARP expects the last day of trading on the American Stock Exchange to be in late December and will be disclosed as soon as possible.

Prior to the adoption of the Revenue Act of 1987, ARP paid no income tax on its income and the partners were taxed on their proportionate share of the partnership's income allocable to them. As the Partnership has previously reported, the Revenue Act of 1987 added
Section 7704 to the Internal Revenue Code which requires publicly traded limited partnerships ("PTLPs"), including ARP, to be taxed as corporations commencing with tax years beginning after December 31, 1997. As a result, by remaining a PTLP, beginning January 1, 1998, ARP would pay income tax on its income and the partners would then pay additional taxes on distributions received by them, thereby, substantially increasing the total taxation of the partnership's distributed income.

I.R.C. Section 7704 defines PTLPs as any limited partnership in which interests of the partnership are traded on "an established securities market" or "readily traded on a secondary market (or the equivalent thereof)." ARP is considered a PTLP because it currently trades on the American Stock Exchange. Accordingly, ARP must delist from the American Stock Exchange before January 1, 1998, in order to no longer be considered to be trading on "an established securities market." To determine if ARP is trading on a secondary market (or the equivalent thereof), after ARP delists, less than 5% of the interests in the partnership (approximately 40,765 Units) can be sold or otherwise disposed of during the taxable year. ARP will establish a procedure for limiting transfers of Units in order to comply with this 5% rule by invoking a provision in its partnership agreement permitting it to refuse to recognize attempted transfers of Units that would cause ARP to be taxed as a corporation.

On January 2, 1998, ARP intends to establish a "qualified matching service" as provided in the Treasury Regulations as an additional means for Unitholders to exchange their Units. This would permit ARP to match requests by Unitholders to sell Units with requests by Unitholders to purchase Units. The "qualified matching service" must meet the time and volume parameters provided for in the Treasury Regulations. Unitholders will be able to participate in this matching service by calling ARP's corporate office.

Management has requested from the Internal Revenue Service a private letter ruling to the effect that ARP will not be a "publicly traded limited partnership" for purposes of Section 7704 of the Internal
Revenue  Code  and  therefore  will  continue  to  be  taxed  as   a
partnership.

ARP  will  continue  to  furnish to the Unitholders  annual  reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year for as long as the Partnership remains a reporting company under the Securities Exchange Act of 1934. ARP will also continue to file Forms 10-Q and 10-K with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934.

Hal W. McCoy, Chairman of the managing general partner, commented, "We have considered various alternative ways to avoid the harsh effects of Section 7704. Based on ARP's current operating results we have decided that by delisting and limiting transfers of the Units is in the best interests of the holders of the Units. This will allow the holders of the Units to avoid double taxation."





FINANCIAL NEWS RELEASE
----------------------
For Immediate Release             Contact: Terry Freund
November 14, 1997                          Chief Financial Officer
Wichita, Kansas                            (316) 684-5119


            AMERICAN RESTAURANT PARTNERS, L.P. ANNOUNCES
 PERMANENT SUSPENSION OF TRADING OF UNITS ON AMERICAN STOCK EXCHANGE
--------------------------------------------------------------------
American Restaurant Partners, L.P. (ASE: RMC), a Delaware limited partnership that operates 64 Pizza Hut restaurants, today announced that the American Stock Exchange ("Exchange") has informed ARP that because of ARP's application to delist from the Exchange, the Exchange has permanently suspended trading of ARP's Units. ARP's management is contacting secondary market makers for the purpose of establishing an over-the-counter market of the Units through December 31, 1997.






                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN RESTAURANT PARTNERS, L.P.
                                             (Registrant)
                                 By:  RMC AMERICAN MANAGEMENT, INC.
                                      Managing General Partner


Date: 11/25/97                   By:  /s/Terry Freund
      --------                        ------------------------
                                      Terry Freund
                                      Chief Financial Officer